Exhibit 10.1

EXECUTION VERSION

LIMITED CONSENT AND AMENDMENT TO LOAN DOCUMENTS

This Limited Consent and Amendment to Loan Documents (this “Consent and Amendment”) is dated as of December 20, 2012, and is between the Lenders identified on the signature pages hereof, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in that capacity, “Agent”), BOISE CASCADE, L.L.C., a Delaware limited liability company (“Boise Cascade”), the Subsidiaries of Boise Cascade identified as Borrowers on the signature pages hereof (such Subsidiaries, together with Boise Cascade, “Borrowers”), and the other parties identified on the signature pages hereof as Loan Parties.

The Lenders, Agent, and Borrowers entered into a Credit Agreement dated as of July 13, 2011 (as amended, restated, supplemented, or otherwise modified before the date of this Consent and Amendment, the “Credit Agreement”);

Boise Cascade desires to amend the Credit Agreement in order that (a) Boise Cascade may consummate an IPO (the “Boise Cascade IPO”), (b) Boise Cascade may convert from a Delaware limited liability company to a Delaware corporation and change its name to Boise Cascade Company and change its tax identification number in connection therewith (collectively, the “Proposed Conversion”), (c) Boise Cascade may make one or more Restricted Junior Payments to Parent in the amount of up to $225,000,000 (the “BCH Dividend”), and (d) Parent may make one or more Restricted Junior Payments or other payments to one or more Persons, including one or more of its direct or indirect equity holders prior to or after the Boise Cascade IPO, in an amount up to $110,000,000 in the aggregate for any purpose, including making Restricted Junior Payments to one or more of its direct or indirect equity holders (the “Specified Parent Payments”).  As a condition to the Proposed Conversion, Section 6.5 of the Credit Agreement requires that Borrowers provide Agent with 10 Business Days’ prior notice thereof (the “Notice Requirement”).  Borrowers now desire that Agent and the Required Lenders consent to the Proposed Conversion notwithstanding the failure to satisfy the Notice Requirement.  Agent and the Required Lenders are willing to provide the foregoing consent subject to the terms of this Consent and Amendment.

Borrowers also desire that Agent and the Lenders amend certain terms and provisions of the Credit Agreement and the other Loan Documents to (a) permit the BCH Dividend, (b) permit the Specified Parent Payments, (c) exclude from Fixed Charges, for any applicable period of determination, the BCH Dividend and the Specified Parent Payments, (e) cause Parent to become a party to a Guaranty, the Security Agreement and certain other Loan Documents subject to the terms and conditions hereof, and (f) make certain other amendments in connection therewith.  Agent and the Lenders are willing to make the foregoing amendments subject to the terms of this Consent and Amendment.

The parties therefore agree as follows:

1.             Definitions. Defined terms used but not defined in this Consent and Amendment are as defined in the Credit Agreement.

2.             Consent.  (a)  Borrowers hereby acknowledge that, absent this Consent and Amendment, the Proposed Conversion requires compliance with the Notice Requirement set forth in Section 6.5 of the Credit Agreement.  Borrowers have therefor requested that Agent and the Required Lenders consent to the Proposed Conversion without requiring compliance with the Notice Requirement.

(b)           Subject to the terms and conditions contained in this Consent and Amendment, Agent and the Required Lenders hereby consent to the Proposed Conversion without requiring compliance with the Notice Requirement.  Borrowers hereby acknowledge that Agent’s and the Required Lenders’ consent in this Section 2(b) is specific in time and in intent and does not constitute and is not to be deemed a consent to any other actions or a waiver of any other right, power, or privilege under the Credit Agreement or any other Loan Document.

3.             Amendments to Loan Documents.  Subject to the satisfaction of the conditions to the Amendment Effective Date set forth in Section 5 hereof, Borrowers, the other Loan Parties, Agent and the Lenders hereby agree as follows:

(a)           Upon the effectiveness of the Proposed Conversion, the Credit Agreement and the other Loan Documents shall automatically be amended so that each reference in the Credit Agreement and in the other Loan Documents to Boise Cascade, L.L.C., a Delaware limited liability company, or to “Boise Cascade, L.L.C.” shall be amended to mean and be a reference to, on and after such effectiveness, Boise Cascade Company, a Delaware corporation, or “Boise Cascade Company”, respectively;

(b)           Each of Schedules P-2 (Permitted Liens), 4.1(c) (Capitalization of Borrowers’ Subsidiaries), 4.6(a) (States of Organization), 4.6(b) (Chief Executive Offices), 4.6(c) (Organizational Identification Numbers), 4.7 (Litigation), and 4.15 (Deposit Accounts and Securities Accounts), in each case to the Credit Agreement, are hereby amended and restated in their entirety as set forth on Exhibit A hereto;

(c)           Section 4.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“4.24      Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened in writing against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrowers, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries, in each case, that could reasonably be expected to result in the incurrence by any Loan Party or its Subsidiaries of any material liabilities or obligations.  No Loan Party and no Subsidiary of any Loan Party has incurred any liability or obligation resulting directly or indirectly from its breach of any provision of the Worker Adjustment and Retraining Notification Act or similar state law, in an amount that exceeds $1,000,000 in the aggregate at any one time and which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each Loan Party or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except in each case to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any Loan Party, except in each case where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.”

(d)           The period (“.”) appearing at the end of Section 6.9(a)(iv) of the Credit Agreement is hereby replaced with “; and”, and the following new Sections 6.9(a)(v) and 6.9(a)(vi) to the Credit Agreement are hereby added to read as follows:

“(v)         provided that no Event of Default or, to the knowledge of any Senior Officer, Default exists immediately prior to or would result directly or indirectly from such dividend, Boise Cascade may pay one or more cash dividends or distributions to Parent at any time on or prior to March 31, 2013 in an amount not to exceed $225,000,000 in the aggregate (the “BCH Dividend”); and

(vi)          provided that no Event of Default or, to the knowledge of any Senior Officer, Default exists immediately prior to or would result directly or indirectly from such payment, Parent may make one or more Restricted Junior Payments or other payments to any Person (including one or more of Parent’s direct or indirect equity holders), at any time prior to or after an IPO by Boise Cascade, in an amount not to exceed $110,000,000 in the aggregate for any purpose, including making Restricted Junior Payments to one or more of Parent’s direct or indirect equity holders (the “Specified Parent Payments”).”

(e)           Section 8.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit such Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Borrower’s affairs, finances, and accounts with officers and employees of such Borrower), or 5.17 of this Agreement, (ii) Section 6 of this Agreement, or (iii) Section 7 of this Agreement; or”

(f)            Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.6        If a Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Loan Parties, taken as a whole;”

(g)           Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.9        If the obligation of any Guarantor under a Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or any other Loan Document);”

(h)           A new definition of “BCH Dividend” is hereby added to Schedule 1.1 to the Credit Agreement to read as follows:

“BCH Dividend” has the meaning specified in Section 6.9(a)(v) of the Agreement.

(i)            The definition of “Collateral” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by a Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

(j)            Clause (d) of the definition of “Fixed Charges” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) all Restricted Junior Payments paid (whether in cash or other property, other than common Stock) during such period (excluding (i) the BCH Dividend, (ii) the Specified Parent Payments, and (iii) any dividend or distribution made by any Borrower or any Subsidiary to any other Borrower or to any Subsidiary).”

(k)           The definition of “Guarantors” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Guarantors” means (a) the Initial Guarantor; (b) each Subsidiary of a Borrower (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11); and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement or otherwise executes and delivers a Guaranty, and “Guarantor” means any one of them.

(l)            The definition of “Guaranty” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Guaranty” means that certain general continuing guaranty, dated as of even date with the Agreement, executed and delivered by each extant Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, and each other general continuing guaranty executed and delivered from time to time by a Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in each case, in form and substance reasonably satisfactory to Agent and substantially in the form of Exhibit G-1.

(m)          A new definition of “Net Equity Proceeds” is hereby added to Schedule 1.1 to the Credit Agreement to read as follows:

“Net Equity Proceeds” means, with respect to the sale, issuance or exercise by any Loan Party or any of its Subsidiaries of any Stock or any capital contribution by any Person to any such Loan Party or Subsidiary, an amount equal to:  (a) the gross cash proceeds received by such Loan Party or Subsidiary from such sale, issuance or exercise, less (b) all underwriting commissions and legal, investment banking, brokerage, accounting and other registration fees, professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance (except such fees, commissions and disbursements that have been paid or are payable, in each case, to any Loan Party or any Subsidiary thereof).

(n)           The period (“.”) appearing at the end of clause (q) of the definition of “Permitted Asset Dispositions” in Schedule 1.1 to the Credit Agreement is hereby replaced with “; and”, and the following new clause (r) of the definition thereof is hereby added to read as follows:

“(r)          Restricted Junior Payments permitted under Section 6.9.”

(o)           A new definition of “Specified Parent Payments” is hereby added to Schedule 1.1 to the Credit Agreement to read as follows:

“Specified Parent Payments” has the meaning specified in Section 6.9(a)(vi) of the Agreement.

(p)           The definition of “Security Documents” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Security Documents” means the Control Agreements, the Copyright Security Agreement, each Guaranty, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

4.             Representations. To induce Agent and the Lenders to enter into this Consent and Amendment, each Loan Party hereby represents to Agent and the Lenders as follows:

(a)           that such Loan Party is duly authorized to execute and deliver this Consent and Amendment, and that such Loan Party is duly authorized to perform its obligations under the Loan Documents;

(b)           that the execution and delivery of this Consent and Amendment by such Loan Party and the performance by such Loan Party of its obligations under the Loan Documents do not and will not violate any material provision of law or of the Governing Documents of any Loan Party, or of any order, judgment, or decree of any court or other Governmental Authority binding on them;

(c)           that the Loan Documents (including this Consent and Amendment) to which such Loan Party is a party are a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement is limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d)           that, after giving effect to this Consent and Amendment, the representation and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the Amendment Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date; and

(e)           that, as of the Amendment Effective Date and after giving effect to this Consent and Amendment, no Event of Default or, to the knowledge of any Senior Officer, Default has occurred and is continuing.

5.             Conditions.  This Consent and Amendment shall become effective on the date each of the following conditions have been met (such date, the “Amendment Effective Date”):

(a)           this Consent and Amendment shall have been executed and delivered by Agent, the Lenders, and each Loan Party;

(b)           Agent shall have received, each in form and substance reasonably satisfactory to Agent, all documents, agreements and other items listed on the Closing Checklist attached hereto as Annex I duly executed and delivered by each applicable party thereto; and

(c)           Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent, on behalf of the Lender Group and the Bank Product Providers, has a valid perfected security interest in that portion of the Collateral associated with Parent, subject only to Permitted Liens.

Agent’s delivery to Boise Cascade of a copy of this Consent and Amendment executed by all necessary parties described in Section 5(a) hereof shall be deemed evidence that the Amendment Effective Date has occurred and the conditions set forth in this Section 5 have been satisfied.

6.             Covenant.

(a)           Not later than one (1) Business Day following the effective date of the Proposed Conversion, Borrowers shall provide Agent with written notice (including, without limitation, via electronic email) that the Proposed Conversion has occurred and is effective.

(b)           Not later than one (1) Business Day following a change to the tax identification number of Boise Cascade in connection with the Proposed Conversion, Borrowers shall provide Agent with notice of such change and the revised tax identification number.

(c)           Not later than five (5) Business Days following the effective date of the Proposed Conversion, Borrowers shall provide Agent with (a) evidence that a certificate of conversion for the Proposed Conversion, together with a certificate of incorporation for Boise Cascade Company, have been filed by the Delaware Secretary of State; (b) copies of the Governing Documents of Boise Cascade Company certified by the Secretary of Boise Cascade Company, together with an incumbency and signatures of each of the Authorized Persons set forth on Schedule A-2 to the Credit Agreement; (c) a certificate of status with respect to Boise Cascade Company, dated on or after the effective date of the Proposed Conversion, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Boise Cascade Company, which certificate shall indicate that Boise Cascade Company is in good standing in such jurisdiction; (d) evidence that a certificate of conversion for the Proposed Conversion has been recorded by the United States Patent and Trademark Office; (e) a fully executed amendment to the Trademark Security Agreement in substantially the form attached hereto as Exhibit B; and (f) an original stock certificate representing 100% of the issued and outstanding Stock of Boise Cascade Company owned by Parent, together with an original undated stock power executed in blank by Parent, in each case, in form and substance satisfactory to Agent.

(d)           Notwithstanding anything to the contrary contained herein or in the Credit Agreement, failure by the Borrowers to perform or observe any covenant or other agreement contained in Section 6(c) hereof shall entitle Agent and the Required Lenders to declare the occurrence and continuance of an Event of Default (without giving effect to any grace period set forth in Section 8.2(b) of the Credit Agreement).

7.             Parent Release Conditions.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lenders hereby authorize and direct Agent to, and Agent shall (upon the written request of the Loan Parties) (a) release Parent from the Security Documents to which it is a party and any and all Liens granted by Parent in any of its assets pledged as Collateral and (b) terminate that certain Guaranty executed by Parent, in each case, upon receipt by Agent of evidence, in form and substance reasonably satisfactory to Agent, that Boise Cascade has received (i) Net Equity Proceeds of an IPO by Boise Cascade and/or (ii) Net Equity Proceeds of an Investment in the form of the purchase of additional common Stock of Boise Cascade, such that the aggregate Net Equity Proceeds from (i) and (ii) equals or exceeds $115,000,000.

8.             Release of Claims.  To induce Agent and the Lenders to enter into this Consent and Amendment, each Loan Party acknowledges that it has no knowledge of any claim or cause of action against Agent or any Lender in their capacity as such for any actions or events occurring before the Amendment Effective Date, and each Loan Party hereby waives and releases any right to assert any such known claim or cause of action.

9.             Miscellaneous. (a) This Consent and Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York.  Each provision of this Consent and Amendment is severable from every other provision of this Consent and Amendment for the purpose of determining the legal enforceability of any specific provision.

(b)           This Consent and Amendment binds Agent, the Lenders, and Loan Parties and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Loan Parties and the successors and assigns of Agent and each Lender.

(c)           Except as specifically modified by the terms of this Consent and Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Consent and Amendment and in all respects continue in full force and effect.  Each Loan Party, by execution of this Consent and Amendment, hereby reaffirms, assumes, and binds themselves to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents (in each case, as amended hereby), as applicable (including the granting of any Liens for the benefit of Agent and the Lenders).

(d)           This Consent and Amendment is a Loan Document.  Each Loan Party acknowledges that Agent’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Consent and Amendment constitute Lender Group Expenses.

(e)           The parties may sign this Consent and Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[SIGNATURE PAGES TO FOLLOW]

The parties are signing this Limited Consent and Amendment to Loan Documents as of the date stated in the introductory clause.

LOAN PARTIES:	BOISE CASCADE, L.L.C.,
a Delaware limited liability company, as a Borrower

	By:	/s/ Kelly Hibbs
	Name:	Kelly Hibbs
	Title:	Vice President and Controller

BOISE CASCADE BUILDING MATERIALS DISTRIBUTION, L.L.C.,
a Delaware limited liability company, as a Borrower

	By:	/s/ Kelly Hibbs
	Name:	Kelly Hibbs
	Title:	Vice President and Controller

BOISE CASCADE WOOD PRODUCTS, L.L.C.,
a Delaware limited liability company, as a Borrower

	By:	/s/ Kelly Hibbs
	Name:	Kelly Hibbs
	Title:	Vice President and Controller

BOISE CASCADE WOOD PRODUCTS HOLDINGS CORP.,
a Delaware corporation, as a Guarantor

	By:	/s/ Kelly Hibbs
	Name:	Kelly Hibbs
	Title:	Vice President and Controller

BOISE CASCADE HOLDINGS, L.L.C.,
a Delaware limited liability company, as a Guarantor

	By:	/s/ Kelly Hibbs
	Name:	Kelly Hibbs
	Title:	Vice President and Controller

[Signature page to Limited Consent and Amendment to Loan Documents]

AGENT:	WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and as a Lender

	By:	/s/ Rina Shinoda
	Name:	Rina Shinoda
	Title:	Vice President

[Signature page to Limited Consent and Amendment to Loan Documents]

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Gregory A. Jones
	Name:	Gregory A. Jones
	Title:	Senior Vice President

[Signature page to Limited Consent and Amendment to Loan Documents]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lynn Goselin
Name:	Lynn Goeslin
Title:	Senior Vice President

[Signature page to Limited Consent and Amendment to Loan Documents]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

[Signature page to Limited Consent and Amendment to Loan Documents]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	s/ Kevin J. Gimber
Name:	Kevin J. Gimber
Title:	Assistant Vice President

[Signature page to Limited Consent and Amendment to Loan Documents]